UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2006

CAMBRIDGE HEART, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20991	13-3679946

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1 Oak Park Drive, Bedford, MA	01730

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 781-271-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with New Executive Officer

In connection with the appointment of Mark S. Florence as Cambridge Heart’s Vice President, Sales and Marketing, the Company entered into an offer letter agreement with Mr. Florence dated June 10, 2006 (the “Offer Letter”) and a severance benefit agreement with Mr. Florence dated June 10, 2006 (the “Severance Agreement”). Mr. Florence commenced his employment with the Company on July 10, 2006 (the “Commencement Date”). The material terms of the Offer Letter and the Severance Agreement are described below.

Salary and Bonus. Mr. Florence will be paid an annual salary of $175,000 per year. Mr. Florence is eligible for a 2006 bonus equal to three percent of sales in excess of a minimum target amount for the period of July 1, 2006 to December 31, 2006.

Stock Option. Mr. Florence was granted a stock option to purchase 400,000 shares of common stock on the Commencement Date. The exercise price per share is $2.25, the closing price of our common stock on the date of grant, and vests in three equal annual increments starting on the first anniversary of the grant date.

Separation Benefits. Under certain circumstances related to the termination of Mr. Florence’s employment, he will be entitled to receive severance benefits as set forth below.

In the event Mr. Florence’s employment is terminated by the Company without cause (as defined in the Severance Agreement), Mr. Florence will be entitled to (i) continue to receive his base salary and health benefits for six months; and (ii) the immediate vesting of all options that would have become exercisable during the 12 month period following termination. In the event of a Change of Control (as defined in the Severance Agreement), 50% of the all options held by Mr. Florence that are not otherwise exercisable as of the date of the Change of Control will become exercisable as of the date of the Change of Control. In the event that, within 12 months after a Change of Control, Mr. Florence’s employment is terminated by the Company without Cause or by Mr. Florence for Good Reason (as defined in the Severance Agreement), Mr. Florence will be entitled to continue to receive his base salary and health benefits for 12 months, and all unvested options as of the date of termination will become exercisable.

The above description is qualified in its entirety by reference to the Offer Letter and the Severance Agreement, which are filed as Exhibits 10.01 and 10.02, respectively, to this report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

10.01 Offer Letter dated June 10, 2006 between Cambridge Heart, Inc. and Mark S. Florence.*

10.02 Severance Agreement dated June 10, 2006 between Cambridge Heart, Inc. and Mark S. Florence.

*	The Company has requested confidential treatment of the redacted portions of this exhibit pursuant to Rule 24b-2, under the Securities Exchange Act of 1934, as amended, and has separately filed a complete copy of this exhibit with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBRIDGE HEART, INC.

Date: July 11, 2006	By:	/s/ David A. Chazanovitz
President and Chief Executive Officer